Exhibit 3.6

ARTICLES OF INCORPORATION
OF
DUBOIS INTERNATIONAL, INC.

*  *  *  *  *

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST.  The name of said corporation shall be DuBois International, Inc.

SECOND.  The place in the State of Ohio where its principal office is to be located is Cincinnati in Hamilton County.

THIRD.  The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

FOURTH.  The authorized number of shares of the corporation is One Thousand (1,000) common shares, all of which shall be with a par value of One Dollar ($1.00) each.

FIFTH.  The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1,000.00).

SIXTH.  The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 7th day of September, 1987.

/s/ G. L. HATFIELD
G. L. Hatfield

/s/ S. J. METZO
S. J. Metzo

/s/ C. A. RECORD
C. A. Record

CERTIFICATE OF MERGER
OF
DWB EXPORT, INC. and DUBOIS FSC, LIMITED
corporations of the U.S. Virgin Islands
INTO
DUBOIS INTERNATIONAL, INC.
a corporation of the State of Ohio

The Agreement of Merger to which this certificate is attached, having been first duly approved on behalf of DuBois International, Inc., a corporation of the State of Ohio by a majority of the board of directors of said corporation by unanimous written consent was duly submitted to the shareholder of DuBois International, Inc. at a special meeting of said shareholder, called separately from the meeting of the shareholders of any other corporation, for the purpose of considering and approving or rejecting said Agreement of Merger and held upon due notice accompanied by a summary or copy of said Agreement given to the sole shareholder of said corporation, on the 31st day of August, 1993, and that said Agreement of Merger was adopted by the vote of the sole shareholder of said corporation; whereupon said Agreement of Merger was duly adopted as the act of the said corporation.

The Agreement of Merger to which this certificate is attached having been duly approved on behalf of DWB Export, Inc. and DuBois FSC, Limited, corporations of the U.S. Virgin Islands by a resolution of their respective boards of directors, and was submitted in writing and approved by the shareholders of DWB EXPORT, INC. and DUBOIS FSC, LIMITED pursuant to the laws of the U.S. Virgin Islands.

DUBOIS INTERNATIONAL, INC.

		By	/s/ D.V.M. HULL
D.V.M. Hull, President

		By	/s/ M. J. HANKET
M. J. Hanket, Assistant Secretary

DUBOIS FSC, LIMITED		DWB EXPORT, INC.

By	/s/ D. N. GRAY	By	/s/ T. C. MAYERS
	D. N. Gray, President		T. C. Mayers, President

By	/s/ M. J. HANKET	By	/s/ G. S. HARRIS
	M. J. Hanket, Secretary		G. S. Harris, Secretary

AGREEMENT OF MERGER
MERGING
DWB EXPORT, INC. AND DUBOIS FSC, LIMITED
corporations of the U.S. Virgin Islands
INTO
DUBOIS INTERNATIONAL, INC.
a corporation of the State of Ohio

AGREEMENT OF MERGER, dated this 31st day of August, 1993 made by and between DuBois International, Inc., an Ohio corporation, DWB Export, Inc., a corporation organized and existing under and by virtue of the laws of the U.S. Virgin Islands, and DuBois FSC, Limited, a corporation organized and existing under and by virtue of the laws of the U.S. Virgin Islands.

WITNESSETH that:

WHEREAS, the respective Boards of Directors and Shareholders of the constituent corporations deem it advisable that the corporations merge into a single corporation, as hereinafter specified; and

WHEREAS, the provisions of Title 17, Chapter 1701 of the Revised Code of Ohio authorize the merger of corporations organized under the laws of other states into a corporation organized under the Laws of Ohio, and the provisions of Title 13, Section 252 of the Virgin Islands Code authorize the merger of a corporation organized under the laws of the U.S. Virgin Islands into a corporation organized under the laws of another state; and

WHEREAS, said DuBois International, Inc. by its articles of incorporation filed in the office of the Ohio Secretary of State on September 10, 1987 has an authorized capital stock consisting of one thousand (1000) shares of common stock with one dollar ($1.00) par value, of which common stock one thousand (1000) shares of such common stock are now issued and outstanding; and

WHEREAS, said DWB Export, Inc. by its articles of incorporation filed in the office of the Lieutenant Governor of the U.S. Virgin Islands on March 27, 1985, and another in the office of the Clerk of the District Court in the Judicial Division of St. Thomas on March 27, 1985 has an authorized capital stock consisting of two thousand (2000) common shares at no par value, of which capital stock two thousand (2000) share are now issued and outstanding; and

WHEREAS, said DuBois FSC, Limited (formerly Chemed FSC, Limited) by its articles of incorporation filed in the office of the Lieutenant Governor on August 8, 1985 and another in the office of the Clerk of the District Court in the Judicial Division of St. Thomas on August 18, 1985 has an authorized capital stock consisting of one thousand (1000) shares of the par value of one dollar ($1.00) each, all of one class, amounting in the aggregate to one thousand dollars ($1000.00), of which capital stock one thousand (1000) shares are now issued and outstanding; and

WHEREAS, the principal office of said DuBois International, Inc. is located at 12025 Tech Center Drive, Livonia Michigan 48150; and the principal office of said DWB Export, Inc. in the Virgin Islands is located at 11A and B Curacao Gade in the city of St. Thomas, and the name and address of its resident agent is Chase Trade, Inc., P.O. Box 6220 11A and B Curacao Gade, St. Thomas, U.S. Virgin Islands 00804; and the principal office of DuBois FSC, Limited in the Virgin Islands is located at Guardian Building, Second Floor in the city of Havensight, Municipality of St. Thomas, and the name and address of its resident agent is ABN AMRO Trust Company (Virgin Islands Inc.), Guardian Building, Second Floor in the city of Havensight, P.O. Box 12150, St. Thomas, USVI 00801;

NOW, THEREFORE, the corporations, parties to this agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements, and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and to carrying the same into effect as follows:

FIRST:    DWB Export, Inc. and DuBois FSC, Limited, organized and existing under the laws of the U.S. Virgin Islands, shall be and hereby are merged into DuBois International, Inc., and said DuBois International, Inc. hereby merges into itself DWB Export, Inc. and DuBois FSC, Limited; DuBois International, Inc. shall be the continuing and surviving corporation (hereinafter in this agreement referred to as the “Surviving Corporation”) and shall be governed by the Corporation Law of the State of Ohio.

SECOND:    The Surviving Corporation agrees to be served with process in the U.S. Virgin Islands for the enforcement of any obligation of the merged corporations, as well as for enforcement of any obligations of the Surviving Corporation arising from this merger. The Surviving Corporation appoints the Lieutenant Governor of the U.S. Virgin Islands as its agent for the service of process. The address to which a copy of such process shall be mailed by the Lieutenant Governor is: 12025 Tech Center Drive, Livonia, Michigan 48150.

THIRD:    The terms and conditions of the merger are as follows:

(A)  The separate corporate existence of DWB Export, Inc. and DuBois FSC, Limited shall cease upon the effectiveness of the Merger;

(B)  The separate corporate existence of the Surviving Corporation with all its purposes, objects, rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger;

(C)  The Surviving Corporation shall assume all of the liabilities and obligations of DWB Export, Inc. and DuBois FSC, Limited upon the effectiveness of the Merger;

(D)  The Certificate of Incorporation and By-Laws of DuBois International, Inc., as in effect immediately prior to the effectiveness of the Merger, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation and shall continue in full force and effect until further amended or restated in the manner prescribed by the provisions of the General Corporation Law of the State of Ohio;

(E)  The directors and officers of DuBois International, Inc. immediately prior to the effectiveness of the Merger shall be the directors and officers of the Surviving Corporation and shall hold such positions as provided in the By-laws of the Surviving Corporation;

(F)  Upon the effectiveness of the Merger, each of the issued shares of common stock of DWB Export, Inc. and DuBois FSC, Limited shall be surrendered and extinguished and each of the issued shares of common stock of DuBois International, Inc. shall remain issued and each certificate therefore shall continue to evidence the same number of shares of common stock of the Surviving Corporation; and

(G)  Upon the effectiveness of the Merger, the Surviving Corporation shall be possessed of all assets and property of every description and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of the constituent corporations, and all obligations belonging to or due to each of the constituent corporations, all of which shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in any constituent corporation shall not revert or in any way be impaired by reason of such merger or consolidation.

FOURTH:    The appropriate officers of the Surviving Corporation are authorized and empowered in the name and on behalf of the Surviving Corporation, to take such additional action and to execute and deliver such additional agreements, documents and instruments as each may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, documents and instruments to be conclusively evidenced thereby.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to authority duly given by their respective boards of directors have caused these presents to be executed by their respective presidents and a majority of their directors, and their respective corporate seals affixed.

DWB EXPORT, INC.

	By	/s/ T. C. MAYERS
T. C. Mayers, President

A majority of the Board of Directors:

/s/ T. C. MAYERS
T. C. Mayers

ATTEST:

/s/ G. S. HARRIS		/s/ E. C. TRIMBLE
G. S. Harris, Secretary		E. C. Trimble

DUBOIS FSC, LIMITED

	By	/s/ D. N. GRAY
D. N. Gray, President

ATTEST:		A majority of the Board of Directors:

/s/ M. J. HANKET		/s/ D. N. GRAY
M. J. Hanket, Secretary		D. N. Gray

/s/ J. W. REA
J. W. Rea

/s/ M. J. HANKET
M. J. Hanket

DUBOIS INTERNATIONAL, INC.

	By	/s/ D.V.M. HULL
D.V.M. Hull, President

ATTEST:		A majority of the Board of Directors:

/s/ M. J. HANKET		/s/ D.V.M. HULL
M. J. Hanket, Assistant Secretary		D.V.M. Hull

/s/ M. J. HANKET
M. J. Hanket

CANADA	)
)
PROVINCE OF ONTARIO	)
)
JUDICIAL DISTRICT OF PEEL	) )
)
)
)
TO WIT:	)

BE IT REMEMBERED that on this thirty first day of August, A.D. 1993, personally came before me SUSAN MARIE RABKIN, a Notary Public in and for the Province of Ontario, Canada, David Victor Michael Hull, President of DuBois International, Inc., a corporation of the State of Ohio and one of the corporations described in and which executed the foregoing Agreement of Merger, known to me personally to be such, and he the said President as such President duly executed said Agreement of Merger before me and acknowledged said Agreement of Merger to be the act, deed and agreement of said DuBois International, Inc., that the signatures of the said President and the Secretary of said corporation to said foregoing Agreement of Merger are in the handwriting of the said President and Assistant Secretary of said DuBois International, Inc. and that the seal affixed to said Agreement of Merger is the common corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ SUSAN M. RABKIN
SUSAN MARIE RABKIN
A Notary Public in and for
The Province of Ontario, Canada

I, Mark J. Hanket, Secretary of DuBois FSC, Limited, a corporation organized and existing under the laws of the Virgin Islands, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation by a majority of the directors thereof and having been signed by a majority of the directors of DWB Export, Inc., a corporation of the Virgin Islands, and having been signed by a majority of the directors of DuBois International, Inc., an Ohio corporation, was duly adopted pursuant to Section 196 of Title 13 of the Virgin Islands Code, by the unanimous written consent of the stockholders holding all of the shares of the capital stock of the corporation same being all of the shares issued and outstanding, which Agreement of Merger was thereby adopted as the act of the stockholders of said DuBois FSC, Limited, and the duly adopted agreement and act of the said corporation.

WITNESS my hand and the seal of said DuBois FSC, Limited on this thirty first day of August, 1993.

/s/ MARK J. HANKET
Mark J. Hanket, Secretary

I, Gabi S. Harris, Secretary of DWB Export, Inc., a corporation organized and existing under the laws of the Virgin Islands, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation by a majority of the directors thereof and having been signed by a majority of the directors of DuBois FSC, Limited, a corporation of the Virgin Islands, and having been signed by a majority of the directors of DuBois International, Inc., an Ohio corporation, was duly adopted pursuant to Section 196 of Title 13 of the Virgin Islands Code, by the unanimous written consent of the stockholders holding all of the shares of the capital stock of the corporation same being all of the shares issued and outstanding, which Agreement of Merger was thereby adopted as the act of the stockholders of said DWB Export, Inc., and the duly adopted agreement and act of the said corporation.

WITNESS my hand and the seal of said DWB Export, Inc. on this thirty first day of August, 1993.

/s/ GABI S. HARRIS
Gabi S. Harris, Secretary